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                                                                    EXHIBIT 99.2


                                     PROXY

                                STAMPS.COM INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS SPECIAL MEETING OF STAMPS.COM STOCKHOLDERS--December , 1999

  The undersigned hereby appoints Messrs. John M. Payne and John W. LaValle, and each of them, proxies with full power of substitution, for and in the name of the undersigned to vote all shares of common stock, par value $0.001 per share, of Stamps.com Inc., a Delaware corporation (the "Company"), that the undersigned would be entitled to vote at the Company's 1999 Special Meeting of
Stockholders to be held on December   , 1999 (the "Meeting"),      AM, Local
Time, at         , or at any and all adjournments and postponements thereof upon the matters set forth in the Notice of the Meeting as stated hereon, hereby revoking any proxy heretofore given.

  The undersigned acknowledges receipt of the Notice of the Meeting and the accompanying Joint Proxy Statement and Consent Solicitation/Prospectus.

                 (Continued and to be SIGNED on the other side)

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 THE BOARD RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2 AND TO GRANT DISCRETIONARY
                                   AUTHORITY.

Please mark your vote as indicated in this example: [X]

1. Approval of the Agreement and Plan of Merger, dated as of October 22, 1999, by and among Stamps.com Inc., Rocket Acquisition Corp. and iShip.com, Inc.
                     [_] FOR    [_] AGAINST     [_] ABSTAIN

2. Approval of the increase by 2.5 million the number of shares of Stamps.com common stock issuable under Stamps.com's 1999 stock incentive plan.
                     [_] FOR    [_] AGAINST     [_] ABSTAIN

3. Withhold discretionary authority to vote on matters other than proposals 1 and 2.
                           [_] GRANT    [_] WITHHOLD

  THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR PROPOSALS 1 AND 2 SET FORTH ABOVE AND TO GRANT DISCRETIONARY AUTHORITY.

                                                Date: _________________________

                                                -------------------------------
                                                           Signature

                                                Date: _________________________

                                                -------------------------------
                                                           Signature

                                                NOTE: Please sign exactly as
                                                name appears hereon. Joint
                                                owners should each sign. When
                                                signing as attorney, executor,
                                                administrator, trustee or
                                                guardian, please give full
                                                title as such.